Exhibit 99.2
PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACT: SHERRY ROTHENBERG
(212) 641-2048
WESTWOOD ONE PRESIDENT AND CEO SHANE COPPOLA RESIGNS;
BOARD OF DIRECTORS NAMES JOEL HOLLANDER INTERIM CEO
     New York, NY — December 8, 2005 – Westwood One, Inc. (NYSE: WON) today announced that Shane Coppola is stepping down from his position as President and Chief Executive Officer of Westwood One effective today. Mr. Coppola, who is also resigning as a Director, will continue to serve as a consultant to the Company and its Board of Directors through June 2007. The Board of Directors of Westwood One has named the Chairman and Chief Executive Officer of Infinity Broadcasting Corporation, Joel Hollander, as interim President and CEO. A search for a permanent successor will begin immediately.
     Currently a director and formerly President and CEO of Westwood One (1998-2003), Mr. Hollander has served in his current executive role with Infinity since January 2005. He will continue to serve in this position with overall responsibility for Infinity’s 179 radio stations as well as oversight of the day-to-day operations of Infinity, a wholly-owned subsidiary of Viacom Inc. Previously, he was President and Chief Operating Officer of Infinity (2003-2005).
     “We thank Shane for his leadership and contributions to Westwood One over the past three years,” said Mr. Hollander. “He leaves a strong foundation upon which to build as we move forward with the Company’s vision and strategy for enhancing shareholder value.”
     Mr. Coppola, stated: “Although I am saddened to leave my colleagues at Westwood One, I feel the time is right for me to pursue other professional opportunities. I look forward to assisting Joel and the Board, with whom I continue to have an excellent working relationship, in helping Westwood One expand and build on its solid reputation as a preeminent content provider.”

ABOUT WESTWOOD ONE
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     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.
     Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company’s reports filed with the United States Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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